As filed with the Securities and Exchange Commission on November 21, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDCONNECT CORP.

(Exact name of registrant as specified in its charter)

Delaware	46-5380892
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Continental Drive, Suite 300, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

CardConnect Corp. 2016 Omnibus Equity Compensation Plan

(Full title of the plan)

Jeffrey Shanahan

Chief Executive Officer and President

1000 Continental Drive, Suite 300,

King of Prussia, PA 19406

(Name and address of agent for service)

(484) 581-2920

(Telephone number, including area code, of agent for service)

Copy to:

Amanda Abrams, Esq.

Mark E. Rosenstein, Esq.

Ledgewood

2001 Market Street

Suite 3400

Philadelphia, PA 19103

(215) 731-9450

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,000,000	$9.885	$9,885,000	$1,146

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall be deemed to cover an indeterminate number of additional common units issuable in the event the number of outstanding shares of common stock of the registrant is increased by split, reclassification, dividend or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act based on the average of the high and low sales prices per share of the registrant’s common stock as reported on the NASDAQ Capital Market on November 15, 2016.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8, filed by CardConnect Corp., a Delaware corporation (the “Registrant”), registers an additional 1,000,000 shares of its Common Stock, par value $0.001 per share, authorized and reserved for issuance under the Registrant’s 2016 Omnibus Equity Compensation Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 registration statements No. 333-213954 (filed October 4, 2016).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or any other subsequently filed document that is deemed to be incorporated by reference into this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement. We incorporate by reference the documents listed below that we have filed with the SEC:

●	Our prospectus filed on September 28, 2016 pursuant to Rule 424(b) of the Securities Act, which prospectus is a part of the Company’s Registration Statement on Form S-1 (Registration No. 333-213327)

●	Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2016, April 30, 2016 and September 30, 2016.

●	Our Current Reports on Form 8-K filed on March 7, 2016, June 27, 2016, July 6, 2016, July 25, 2016, July 27, 2016, August 2, 2016, August 4, 2016, September 9, 2016, October 28, 2016, November 3, 2016 and November 4, 2016 and our Current Reports on Form 8-K/A filed on August 4, 2016, August 9, 2016, and August 12, 2016.

●	The description of our common stock contained in our Registration Statement on Form 8-A12B, as amended, dated February 12, 2015.

All documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and will be a part of this registered statement from the date of filing of such documents, and shall automatically update and supersede information in this registration statement. Nothing in this registration statement shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may request a copy of any of these documents incorporated by reference, which we will provide to you without charge, by written or oral request to us at the following address or phone number:

CardConnect Corp.

Attention: Charles Bernicker

1000 Continental Drive, Suite 300

King of Prussia, Pennsylvania 19406

Phone: (484) 581-2934

ITEM 8.	EXHIBITS.

The Exhibits furnished as part of this registration statement on Form S-8 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of King of Prussia, Pennsylvania on November 21, 2016.

CARDCONNECT CORP.

By:	/s/ Jeffrey Shanahan
Name: Jeffrey Shanahan
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Shanahan and Charles Bernicker or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Jeffrey Shanahan	Date: November 21, 2016
Jeffrey Shanahan, Chief Executive Officer, President and Director (principal executive officer)

/s/ Charles Bernicker	Date: November 21, 2016
Charles Bernicker, Chief Financial Officer (principal financial officer)

/s/ Anthony Hrzic	Date: November 21, 2016
Anthony Hrzic, Controller (controller)

/s/ Richard Garman	Date: November 21, 2016
Richard Garman, Chairman of the Board of Directors

/s/ Peter Burns	Date: November 21, 2016
Peter Burns, Director

/s/ Betsy Cohen	Date: November 21, 2016
Betsy Cohen, Director

/s/ Toos Daruvala	Date: November 21, 2016
Toos Daruvala, Director

/s/ Ronald Taylor	Date: November 21, 2016
Ronald Taylor, Director

/s/ Christopher Winship	Date: November 21, 2016
Christopher Winship, Director

EXHIBIT INDEX

5.1	Opinion of Ledgewood PC as to legality of the securities being registered.

23.1	Consent of Marcum LLP

23.2	Consent of Ledgewood PC (contained in exhibit 5.1 hereto).

24.1	Power of Attorney (included as part of signature pages to this registration statement)

99.1	CardConnect Corp. 2016 Amended and Restated Omnibus Equity Compensation Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 3, 2016)